UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 18, 2007

China Industrial Waste Management, Inc.

(Exact name of registrant as specified in its charter)

_____Nevada                                    002-95836-NY                    13-3250816___

(State or other jurisdiction of    (Commission File Number)      (IRS Employer

        incorporation)                                                                       Identification No.)

China Industrial Waste Management Inc.

c/o Dalian Dong Tai Industrial Waste Treatment Co., Ltd

No. 1 Huaihe West Road

E-T-D-Zone, Dalian, China ___________116600

                              (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 011-86-411-8762-2850

N/A

(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 18, 2007 Dalian Dongtai Industrial Waste Treatment Co., Ltd. (“Dongtai”), a 90% indirectly owned subsidiary of China Industrial Waste Management, Inc., entered into a Contract for Joint Venture Using Foreign Investment with Roland Lipp, Karin Lipp-Mayer and  Minghuan Shan to set up a joint venture to be formed as a limited liability company in the People’s Republic of China. The entity shall be called Dalian Lipp Environmental Energy Engineering&Technology Co., Ltd, and conduct business in the Dalian Economic & Technical Development Zone. The business of the joint venture will be to design and install environmental protection equipment and renewable energy equipment and other technical support.

The registered capital of the new company will be RMB 8,000,000 of which Dongtai shall contribute RMB 6,000,000 in return for a 75% interest and Roland Lipp, Karin Lipp-Mayer and Minghuan Shan shall contribute RMB 800,000, RMB 800,000 and RMB 400,000, respectively. All of these investments are payable within 12 months upon the receipt of a business license by the joint venture. The initial members of the Board of Directors of the new company will be Dong Jinqing (Chairman), Roland Lipp (vice-chairman), Tang Lijun, Li Jun and Minghuan Shan.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Contract for Joint Venture Using Foreign Investment, dated October 18, 2007 among Dongtai, Roland Lipp, Karin Lipp-Mayer       and Minghuan Shan.*

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Dong Jinqing

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Name:  Dong Jinqing

Title:    Chief Executive Officer

Date: October 25, 2007